Exhibit 99.1

Generex Biotechnology Announces Extension to the Pay Date for the Previously Declared 1:1 Stock Dividend

-	New Dates Established for 1:1 Shareholder stock dividend
o	Pay Date: November 29, 2019
o	Ex-Date: December 2, 2019
o	Record Date remains August 30, 2019

MIRAMAR, FL, October 29, 2019/ -- Generex Biotechnology Corporation (www.generex.com) (OTCQB:GNBT) (“Generex”) today announced that the company will file for an extension to file its 10K for the fiscal year ended July 31, 2019 with the SEC, and therefore the pay date for the 1:1 dividend has been extended 30 days to Friday November 29, 2019, with the Ex-Date of Monday December 2, 2019. Please note the record date remains August 30th, so if you sell your stock up through the ex-date, your dividend travels with your sale to the buyer; alternatively, if you buy stock up through the ex-date you will receive the dividend from the seller of the shares you acquired.

Joseph Moscato, Generex President & Chief Executive Officer stated, “The audit process for review and verification of the 23-year history of Generex by our new audit team has taken longer than originally projected due to the complexity of integrating the financials of the numerous acquisitions that we have made in the last two years. The 10K is further complicated as a result of our corporate restructuring, which includes not just acquisitions, but also the retirement of significant debt and the elimination of various notes and other financial obligations that Generex has carried on the books for a number of years. Also, as this is the first GNBT 10K filing for our new audit firm, and we need to work with 5 additional audit firms that represent the subsidiaries that we acquired, extra time is needed for our finance team and all of our auditors to ensure that our annual report is precise and provides the accurate financial record of Generex as we prepare for the next stage in the company’s development. Though the extension for the 10K filing allows for 15 days, we are confident the 10K will be filed in the next few days. We are sorry for the delay, but timing on items for 10K review and audit approval are crucial to completion of the third phase of our overall plans to comply with all requirements for the Nasdaq up-list.”

About Generex Biotechnology Corp.

Generex Biotechnology is an integrated healthcare holding company with end-to-end solutions for patient centric care from rapid diagnosis through delivery of personalized therapies. Generex is building a new kind of healthcare company that extends beyond traditional models providing support to physicians in an MSO network, and ongoing relationships with patients to improve the patient experience and access to optimal care.

In addition to advancing a legacy portfolio of immune-oncology assets, medical devices, and diagnostics, the Company is focused on an acquisition strategy of strategic businesses that complement existing assets and provide immediate sources of revenue and working capital. Recent acquisitions include a management services organization, a network of pharmacies, clinical laboratory, and medical device companies with new and approved products.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contact:

Generex Biotechnology Corporation

Joseph Moscato

646-599-6222

Todd Falls

800-391-6755 Extension 222

investor@generex.com